UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 22, 2015 (May 20, 2015)
_______________________________

American Capital Senior Floating, Ltd.
(Exact name of registrant as specified in its charter)

MARYLAND	814-01025	46-1996220
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 968-9310

(Former name or former address, if changed since last report)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 20, 2015, American Capital Senior Floating, Ltd. (the "Company") held its 2015 Annual Meeting of Stockholders (the "Annual Meeting"), at the Company's offices at 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814, at 9:00 a.m. (ET). The record date for the Annual Meeting was March 23, 2015. As of the record date, a total of 10,000,100 shares of the Company's common stock were entitled to vote at the Annual Meeting. There were 5,798,251 shares of common stock present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

1.	Election of Directors. The Company's stockholders voted to elect five (5) Director Nominees to hold office for a term of one (1) year and until his or her successor is duly elected and qualified.

Nominee	For	Against	Abstain	Non Votes
Phyllis R. Caldwell	2,466,363	109,987	13,195	3,208,706
Gil Crawford	2,522,811	53,539	13,195	3,208,706
Larry K. Harvey	2,516,542	59,606	13,397	3,208,706
Stan Lundine	2,483,979	92,371	13,195	3,208,706
Malon Wilkus	2,481,936	99,470	8,139	3,208,706

2.
Ratification of appointment of Ernst & Young LLP. The Company's stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent public accountant for the year ending December 31, 2015.

For	Against	Abstain
5,774,142	18,505	5,604

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2015	AMERICAN CAPITAL SENIOR FLOATING, LTD.

/s/ Samuel A. Flax
Samuel A. Flax
Executive Vice President and Secretary